Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES SECOND QUARTER 2021 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Wednesday, August 4, 2021 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, August 3, 2021 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the second quarter ended June 30, 2021.

SECOND QUARTER 2021 FINANCIAL RESULTS

During the second quarter we continued strengthening our balance sheet by favorably amending two key financing facilities, and improving liquidity. Second quarter financial results included the following:

▪GAAP book value per share was $3.55 at June 30, 2021.
▪Economic book value(2) per share of $3.28 at June 30, 2021.
▪GAAP net loss of $40.2 million, or a net loss of $0.66 per basic and diluted share.
•Included in GAAP net loss is an unrealized loss of $48.7 million related to the decline in fair value of a $90 million non-performing commercial mezzanine loan.
▪Distributable Earnings(1) of $2.8 million, or $0.05 per basic and diluted share.
▪Economic return on GAAP book value(3) was negative 15.5% for the quarter.
▪1.51% annualized net interest margin (1)(4)(5) on our investment portfolio.
▪Recourse leverage was 2.5x at June 30, 2021.
▪On June 22, 2021, we declared a second quarter common dividend of $0.06 per share.

BUSINESS UPDATE
▪In May 2021, we amended our Non-Agency CMBS and Non-Agency RMBS financing facility to, among other things, extend the facility for an additional 12 months and reduce the interest rate. The amended facility bears interest at a rate of three-month LIBOR plus 2.00%.
▪In May 2021, we amended our Commercial Whole Loan Facility to, among other things, convert the term to a 12-month facility with up to a 12-month extension option, subject to the lender's consent.
▪On July 29, 2020, the Company appointed Greg Handler as Chief Investment Officer of the Company and Sean Johnson as Deputy Chief Investment Officer of the Company. Mr. Handler was previously the Company's Interim Co-Chief Investment Officer and is the Head of the Mortgage and Consumer Credit team at Western Asset Management Company, LLC, the Company’s external manager (the “Manager”). Mr. Johnson was previously the Company's Interim Co-Chief Investment Officer and is a Portfolio Manager on the Mortgage and Consumer Credit team at our Manager.
1.In the second quarter of 2021, the non – GAAP financial measure of Core Earnings was renamed Distributable Earnings. Refer to page 14 of this press release for a reconciliation of GAAP Net Income (Loss) to Non-GAAP Distributable Earnings.
2.Economic book value is a non-GAAP financial measure. Refer to page 16 of this press release for the reconciliation of GAAP book value to non-GAAP economic book value.
3.Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4.Includes interest-only securities accounted for as derivatives.
5.Excludes the consolidation of VIE trusts required under GAAP.

MANAGEMENT COMMENTARY

“While the Company saw credit spreads improve across a number of its portfolio holdings during the second quarter, our financial results were negatively impacted by the decline in fair value on one non-performing commercial whole loan,” said Jennifer Murphy, Chief Executive Officer of the Company. “This write-down resulted in a GAAP net loss of $40.2 million, or $0.66 per share, and a decrease in our GAAP book value per share of 16.9% from the first quarter. Our core, or distributable, earnings for the second quarter were $2.8 million, or $0.05 per share, and were also negatively impacted as the commercial loan was placed on nonaccrual status during the quarter.”

“During the quarter, we took additional actions to strengthen our balance sheet and improve the future earnings power of the portfolio. These measures included amending two key financing facilities under more favorable terms and conditions as well as extending their maturities. Our ongoing focus on fortifying our balance sheet, maintaining sufficient liquidity and low recourse leverage is enabling us to continue executing on our investment strategy. We believe we are well positioned to benefit from what we anticipate will be the continued recovery of asset values and earnings sustainability of our portfolio,” Ms. Murphy concluded.

Greg Handler, Chief Investment Officer of the Company, commented, “The credit markets continued to improve in the second quarter, and this translated into higher valuations on a number of our portfolio holdings. Our residential portfolio has performed well as the housing market remains strong. However, it is taking longer for some of our commercial real estate investments to recover in value. While the outlook for commercial real estate continues to improve, uncertainty remains around the timing and extent of a recovery in the performance of a number of property types. We expect these near-term challenges will eventually subside as the economy further improves and these properties begin to return to more normal levels of operations.

“While we are disappointed with the decline in book value for the quarter, we continue to work diligently on reaching positive resolutions on our two challenged credits as well as positioning the remainder of our portfolio for potential future appreciation. We believe that this should enable us to return to generating sustainable earnings that support an attractive dividend, with the overall goal of protecting and enhancing value for the benefit of our shareholders,” Mr. Handler concluded.

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	June 30, 2021	March 31, 2021
	($ in thousands)

Net Interest Income	$6,590	$9,248
Other Income (Loss):
Realized gain (loss), net	(116)	(5,725)
Unrealized gain (loss), net	(42,318)	9,050
Gain (loss) on derivative instruments, net	175	26
Other, net	200	(28)
Other Income (Loss)	(42,059)	3,323
Total Expenses	4,591	4,518
Income (loss) before income taxes	(40,060)	8,053
Income tax provision (benefit)	101	98
Net income (loss)	$(40,161)	$7,955
Net income attributable to non-controlling interest	2	2
Net income (loss) attributable to common stockholders and participating securities	$(40,163)	$7,953

Net income (loss) per Common Share – Basic/Diluted	$(0.66)	$0.13
Non-GAAP Results
Distributable earnings (1)	$2,761	$6,143
Distributable earnings per Common Share – Basic/Diluted(1)	$0.05	$0.10
Weighted average yield(2)(3)	4.72%	5.55%
Effective cost of funds(3)	3.94%	4.10%
Annualized net interest margin(2)(3)	1.51%	2.19%

(1)          For a reconciliation of GAAP Income to Distributable Earnings, refer to page 14 of this press release.
(2)          Includes interest-only securities accounted for as derivatives.
(3) Excludes the consolidation of VIE trusts required under GAAP.

INVESTMENT PORTFOLIO

Portfolio Composition

As of June 30, 2021, the Company owned an aggregate investment portfolio with a fair market value totaling $2.9 billion. The following table summarizes certain characteristics of our portfolio by investment category as of June 30, 2021 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Weighted Average Coupon(1)(3)
Non-Agency RMBS	$37,184	$22,735	$23,370	4.3%
Non-Agency RMBS IOs and IIOs	N/A	5,900	2,760	0.3%
Non-Agency CMBS	224,590	207,089	147,635	5.0%
Agency RMBS IO and IIOs	N/A	70	1,501	2.0%
Residential Whole Loans	766,090	783,665	801,503	5.0%
Residential Bridge Loans(1),(2)	9,319	9,320	8,450	9.6%
Securitized Commercial Loans	1,600,136	1,477,023	1,595,077	4.4%
Commercial Loans	325,142	325,113	267,203	3.4%
Other Securities	51,372	48,389	51,433	4.6%
	$3,013,833	$2,879,304	$2,898,932	4.1%

(1) Includes Residential Bridge Loans carried at amortized cost of $1.0 million as of June 30, 2021. The fair value of these loans was $881 thousand as of June 30, 2021.
(2) As of June 30, 2021, the Company had real estate owned ("REO") properties with an aggregate carrying value of $1.7 million related to foreclosed Bridge Loans. The REO properties are classified in "Other assets" in the Consolidated Balance Sheets.
(3) The calculation of the weighted average coupon rate includes the weighted average coupon rates of IOs and IIOs accounted for as derivatives using their notional amounts.

Portfolio Performance

The Company's Non-QM residential portfolio, in our view, is performing well, given the challenging economic background. The loans in a forbearance plan at June 30, 2021, excluding loans that were in forbearance that are now in repayment period, represented approximately 0.3% of the total outstanding loans. We see this as a strong indication that borrowers with meaningful equity in their homes will prioritize their mortgage payment in order to remain current on that obligation.

The Company's Non-Agency CMBS portfolio is performing in line with expectations under the current pandemic conditions. The Non-Agency CMBS portfolios have an original LTV of 65.5%. The Company believes there is a reasonable likelihood that the majority of the delinquent loans that serve as collateral for the Non-Agency CMBS will return to performing status in the coming months, although there is no assurance that this will be the case.

The Company's Commercial Loans have an original LTV of 65.1%, and all but the two loans discussed below remain current. One of the Company's commercial loans collateralized by nursing facilities with a principal balance of $45.2 million paid off in full on July 7, 2021.

The Company's CRE mezzanine loan with an outstanding principal balance of $90 million became non-performing in May 2021 upon depletion of the interest reserve in May 2021. Additionally, on May 10, 2021, the administrative agent for the senior mortgage loan on the Property (the “Administrative Agent”) notified us, as administrative agent for the junior mezzanine loan, of the Administrative Agent’s intent to accept an assignment in lieu of foreclosure with respect to the Property if the junior mezzanine lenders did not elect to purchase the senior mortgage loan within 30 days pursuant to the terms set forth in an intercreditor agreement among the Administrative Agent, the Company and the senior mezzanine lender. The senior mezzanine lender was provided with a similar notice on May 10, 2021. Since the original notice provided by the Administrative Agent on May 10, 2021, the Administrative Agent has extended the deadline for the junior mezzanine lenders and the senior mezzanine lender to exercise their purchase right with respect to the senior mortgage loan a total of three times, with the most recent extension expiring on July 14, 2021. The notice expired on July 14, 2021, and neither the junior mezzanine lenders nor the senior mezzanine lender has offered to purchase the senior mortgage loan.

During the second quarter the fair value of the loan declined significantly to reflect the new facts and circumstances that unfolded in the quarter. The Company is currently in discussions with the borrower and certain other lenders regarding alternatives to address the situation which might include modifications of loan terms, deferral of payments and the funding of new advances. There can be no assurance that these discussions will result in an outcome in which the Company would be repaid any amount of the loan and the Company may suffer further declines in fair value with respect to the mezzanine investment. For example, if the assignment in lieu of foreclosure were to move forward, or under other potential scenarios, such as a traditional foreclosure process initiated by one of the senior lenders, the Company may experience a total loss of its investment, which at current levels would result in a $32.7 million reduction in the Company’s book value.

In October 2020, the Company commenced foreclosure proceedings for its delinquent commercial loan with an outstanding principal balance of $30.0 million, secured by a hotel. However, on February 24, 2021, the borrower filed for bankruptcy protection halting the foreclosure process. While the borrower has been seeking to sell the property backing the loan, no sales agreement has been executed, and there are still uncertainties surrounding the pace and ultimate execution of the property sale. However, the Company believes there is a reasonable likelihood that the outstanding principal balance of $30.0 million will be recovered, although there is no assurance of full recovery.

PORTFOLIO FINANCING AND HEDGING

Financing

The following table sets forth additional information regarding the Company’s portfolio financing arrangements as of June 30, 2021 (dollars in thousands):

Collateral	Outstanding Borrowings	Weighted Average Interest Rate	Weighted Average Remaining Days to Maturity
Short Term Borrowings:
Agency RMBS	$1,156	1.04%	60
Non-Agency CMBS	10,313	1.75%	12
Residential Whole-Loans(1)	28,512	2.90%	8
Residential Bridge Loans(1)	6,801	2.68%	37
Commercial Loans(1)	30,938	3.22%	78
Membership Interest	20,022	2.85%	34
Other Securities	2,378	3.74%	19
Subtotal	100,120	2.85%	38
Long Term Borrowings
Non-Agency CMBS(3)	74,312	2.18%	253
Non-Agency RMBS	15,632	2.18%	309
Residential Whole-Loans (1)(2)	32,610	3.00%	97
Commercial Loans (2)	115,302	2.05%	119
Other Securities	27,506	2.17%	309
Subtotal	265,362	2.22%	184
Repurchase Agreements Borrowings	$365,482	2.39%	144
Less Unamortized Debt Issuance Costs	647	N/A	N/A
Repurchase Agreements Borrowings, net	$364,835	2.39%	144

(1)Repurchase agreement borrowings on loans owned are through trust certificates. The trust certificates are eliminated in consolidation.
(2)Certain Residential Whole Loans and Commercial Loans were financed under two longer term repurchase agreements. The Residential Whole facility is 18 months and the Commercial Loan facility is 12 months. The weighted average remaining maturity days was calculated using expected weighted life of the underlying collateral.
(3)Includes repurchase agreement borrowings on securities eliminated upon VIE consolidation.

Certain of the financing arrangements provide the counterparty with the right to terminate the agreement if the Company does not maintain certain equity, liquidity and leverage metrics. The Company was in compliance with the terms of such financial metrics as of June 30, 2021.

Residential Whole Loan Facility

The Company's residential whole loan facility has an advance rate of 84% and has an interest rate of LIBOR plus 2.75%, with a LIBOR floor of 0.25%. The facility matures on October 5, 2021. As of June 30, 2021 approximately $63.4 million in non QM loans were financed in the facility with outstanding borrowings of $32.6 million.

Commercial Whole Loan Facility

As of June 30, 2021, the Company had approximately $115.3 million in borrowings, with a weighted average interest rate of 2.05% under its commercial whole loan facility. The borrowing is secured by loans with an estimated fair market value of $165.8 million as of June 30, 2021. On May 5, 2021, we amended our Commercial Whole Loan Facility to, among other things, convert the term to a 12-month facility with up to a 12-month extension option, subject to the lender's consent.

Non-Agency CMBS and Non-Agency RMBS Facility

The Company securities repurchase facility has limited mark to market margin requirements and at March 31, 2021, had an interest rate of three-month LIBOR plus 5.0% payable quarterly in arrears. On May 5, 2021, we amended our Non-Agency CMBS and Non-Agency RMBS financing facility to, among other things, extend the facility for an additional 12 months and reduce the interest rate. The amended facility has improved advance rates and bears interest at a rate of three-month LIBOR plus 2.00%. As of June 30, 2021, the outstanding balance under this facility was $117.5 million.

Convertible Senior Unsecured Notes

At June 30, 2021, the Company had $168.3 million aggregate principal amount of 6.75% convertible senior unsecured notes. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock.

Residential Mortgage-Backed Notes

The Company has completed two Residential Whole Loan securitizations. The mortgage-backed notes issued are non-recourse to the Company and effectively finance $736.4 million of Residential Whole Loans.

Arroyo 2019-2

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2019-2 securitization trust at June 30, 2021 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1	$378,754	3.3%	$378,751	4/25/2049
Class A-2	20,303	3.5%	20,302	4/25/2049
Class A-3	32,165	3.8%	32,164	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
	456,277		456,272
Less: Unamortized Deferred Financing Cost	N/A		3,953
Total	$456,277		$452,319

The Company retained the subordinate bonds and these bonds had a fair market value of $37.5 million at June 30, 2021. The retained Arroyo 2019-2 subordinate bonds are eliminated in consolidation.

Arroyo 2020-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2020-1 securitization trust at June 30, 2021 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1A	$168,015	1.7%	$168,010	3/25/2055
Class A-1B	19,937	2.1%	19,937	3/25/2055
Class A-2	13,518	2.9%	13,517	3/25/2055
Class A-3	17,963	3.3%	17,963	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	231,172		231,166
Less: Unamortized Deferred Financing Costs	N/A		2,277
Total	$231,172		$228,889

The Company retained the subordinate bonds and these bonds had a fair market value of $27.3 million at June 30, 2021. The retained Arroyo 2020-1 subordinate bonds are eliminated in consolidation.

Commercial Mortgage-Backed Notes

RETL 2019 Trust

The following table summarizes RETL 2019 Trust's commercial mortgage pass-through certificates, at June 30, 2021 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class C	$169,245	2.2%	$168,816	3/15/2022
Class X-EXT(1)	N/A	1.2%	17	3/15/2022
	$169,245		$168,833

(1) Class X-EXT is an interest-only class with an initial notional balance of $169.2 million.

The above table does not reflect the class HRR bond held by the Company because the bond is eliminated in consolidation. The bond had a fair market value of $43.1 million at June 30, 2021. The securitized debt of the RETL 2019 Trust can only be settled with the commercial loan, with an outstanding principal balance of approximately $214.5 million at June 30, 2021, that serves as collateral for the securitized debt and is non-recourse to the Company.

CSMC 2014 USA

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at June 30, 2021 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class A-1	$120,391	3.3%	$127,207	9/11/2025
Class A-2	531,700	4.0%	573,062	9/11/2025
Class B	136,400	4.2%	141,766	9/11/2025
Class C	94,500	4.3%	93,844	9/11/2025
Class D	153,950	4.4%	142,388	9/11/2025
Class E	180,150	4.4%	161,368	9/11/2025
Class F	153,600	4.4%	117,265	9/11/2025
Class X-1(1)	N/A	0.5%	12,347	9/11/2025
Class X-2(1)	N/A	—%	2,572	9/11/2025
	$1,370,691		$1,371,819

(1) Class X-1 and X-2 are interest-only classes with notional balances of $652.1 million and $733.5 million as of June 30, 2021, respectively.

The above table does not reflect the portion of the class F bond held by the Company because the bond is eliminated in consolidation. The Company's ownership interest in the F bonds represents a controlling financial interest, which resulted in consolidation of the trust. The bond had a fair market value of $11.4 million at June 30, 2021. The securitized debt of the CSMC USA can only be settled with the commercial loan with an outstanding principal balance of approximately $1.4 billion at June 30, 2021, that serves as collateral for the securitized debt and is non-recourse to the Company.

Derivatives Activity

    The following table summarizes the Company’s derivative instruments at June 30, 2021 (dollars in thousands):

Other Derivative Instruments	Notional Amount	Fair Value
Interest rate swaps, asset	$56,500	$46
Credit default swaps, asset	2,030	74
Total derivative instruments, assets		120

Credit default swaps, liability	4,140	(573)
Total derivative instruments, liabilities		(573)
Total derivative instruments, net		$(453)

DIVIDEND

For the quarter ended June 30, 2021, we declared a $0.06 dividend per share, generating a dividend yield of approximately 7.4% based on the stock closing price of $3.25 at June 30, 2021.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, August 4, 2021 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the second quarter 2021.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, individuals can visit https://dpregister.com/sreg/10158309/eaa854ae06 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through August 11, 2021 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10154409. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio of assets consisting of Residential Whole Loans, Commercial Loans, Non-Agency CMBS, Non-Agency RMBS, GSE Risk Transfer Securities and to a lesser extent Agency RMBS, Agency CMBS and ABS. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Franklin Resources, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; and legislative and regulatory changes that could adversely affect the business of the Company.

Other factors are described in Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including distributable earnings, core earnings per share, drop income and drop income per share, economic book value and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest margin, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

	June 30, 2021	March 31, 2021
Assets:
Cash and cash equivalents	$45,775	$25,159
Restricted cash	22,975	24,331
Agency mortgage-backed securities, at fair value ($1,501 and $1,629 pledged as collateral, at fair value, respectively)	1,501	1,629
Non-Agency mortgage-backed securities, at fair value ($161,072 and $160,184 pledged as collateral, at fair value, respectively)	173,765	172,690
Other securities, at fair value ($51,433 and $48,666 pledged as collateral, at fair value, respectively)	51,433	48,666
Residential Whole Loans, at fair value ($801,503 and $929,215 pledged as collateral, at fair value, respectively)	801,503	929,215
Residential Bridge Loans ($7,471 and $11,212 at fair value and $8,205 and $12,044 pledged as collateral, respectively)	8,450	12,315
Securitized commercial loans, at fair value	1,595,077	1,636,127
Commercial Loans, at fair value ($234,492 and $312,061 pledged as collateral, at fair value, respectively)	267,203	312,061
Investment related receivable	30,972	33,608
Interest receivable	11,546	13,112
Due from counterparties	3,448	1,065
Derivative assets, at fair value	120	136
Other assets	4,623	3,249
Total Assets (1)	$3,018,391	$3,213,363

Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$364,835	$347,132
Convertible senior unsecured notes, net	165,413	164,835
Securitized debt, net ($1,540,652 and $1,582,440 at fair value and $214,120 and $217,972 held by affiliates, respectively)	2,221,860	2,390,122
Interest payable (includes $749 and $765 on securitized debt held by affiliates, respectively)	10,648	8,878
Due to counterparties	421	61
Derivative liability, at fair value	573	648
Accounts payable and accrued expenses	1,863	2,403
Payable to affiliate	1,572	3,161
Dividend payable	3,649	3,649
Other liabilities	31,662	32,873
Total Liabilities (2)	2,802,496	2,953,762

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 60,812,701 and 60,812,701 outstanding, respectively	609	609
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost, 100,000 and 100,000 shares held, respectively	(578)	(578)
Additional paid-in capital	915,782	915,659
Retained earnings (accumulated deficit)	(699,920)	(656,091)
Total Stockholders’ Equity	215,893	259,599
Non-controlling interest	2	2
Total Equity	215,895	259,601
Total Liabilities and Equity	$3,018,391	$3,213,363

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

	June 30, 2021	March 31, 2021
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$90	$—
Restricted Cash	22,975	24,331
Residential Whole Loans, at fair value ($801,503 and $929,215 pledged as collateral, at fair value, respectively)	801,503	929,215
Residential Bridge Loans ($7,226,000 and $10,941,000 at fair value and $8,205,000 and $12,044,000 pledged as collateral, respectively)	8,205	12,044
Securitized commercial loans, at fair value	1,595,077	1,636,127
Commercial Loans, at fair value ($68,661 and $68,569 pledged as collateral, at fair value, respectively)	68,661	68,569
Investment related receivable	28,695	31,239
Interest receivable	9,621	10,594
Other assets	80	80
Total assets of consolidated VIEs	$2,534,907	$2,712,199

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, net ($1,540,652 and $1,582,440 at fair value and $214,120 and $217,972 held by affiliates, respectively)	$2,221,860	$2,390,122
Interest payable (includes $749 and $765 on securitized debt held by affiliates, respectively)	6,958	7,594
Accounts payable and accrued expenses	42	48
Other liabilities	22,975	24,331
Total liabilities of consolidated VIEs	$2,251,835	$2,422,095

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)
 (Unaudited)

	Three months ended
	June 30, 2021	March 31, 2021
Net Interest Income
Interest income	$41,195	$46,017
Interest expense	34,605	36,769
Net Interest Income	6,590	9,248

Other Income (Loss)
Realized gain (loss), net	(116)	(5,725)
Unrealized gain (loss), net	(42,318)	9,050
Gain (loss) on derivative instruments, net	175	26
Other, net	200	(28)
Other Income (Loss)	(42,059)	3,323

Expenses
Management fee to affiliate	1,490	1,477
Other operating expenses	428	392
General and administrative expenses:
Compensation expense	651	708
Professional fees	1,038	879
Other general and administrative expenses	984	1,062
Total general and administrative expenses	2,673	2,649
Total Expenses	4,591	4,518

Income (loss) before income taxes	(40,060)	8,053
Income tax provision (benefit)	101	98
Net income (loss)	(40,161)	7,955
Net income attributable to non-controlling interest	2	2
Net income (loss) attributable to common stockholders and participating securities	$(40,163)	$7,953

Net income (loss) per Common Share – Basic	$(0.66)	$0.13
Net income (loss) per Common Share – Diluted	$(0.66)	$0.13

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Distributable Earnings
(in thousands—except share and per share data)
(Unaudited)

Distributable Earnings (formerly referred to as Core Earnings) is a non-GAAP financial measure that is used by us as a key metric to evaluate the effective yield of the portfolio. Distributable Earnings allows us to reflect the net investment income of our portfolio as adjusted to reflect the net interest rate swap interest expense.  Distributable Earnings allows us to isolate the interest expense associated with our interest rate swaps in order to monitor and project our borrowing costs and interest rate spread. It is one metric of several used in determining the appropriate distributions to our shareholders.

The table below reconciles Net Income to Distributable Earnings for the three months ended June 30, 2021 and March 31, 2021:

	Three months ended
(dollars in thousands)	June 30, 2021	March 31, 2021
Net income (loss) attributable to common stockholders and participating securities	$(40,163)	$7,953
Income tax provision (benefit)	101	98
Net income (loss) before income taxes	(40,062)	8,051

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	42,318	(9,050)
Realized (gain) loss on sale of investments	116	5,965
One-time transaction costs	104	(4)

Derivative Instruments:
Net realized (gain) loss on derivatives	(35)	—
Net unrealized (gain) loss on derivatives	(25)	17

Other:
Realized gain on extinguishment of convertible senior unsecured notes	—	(240)
Amortization of discount on convertible senior unsecured notes	239	245
Other non-cash adjustments	—	977
Non-cash stock-based compensation	106	182
Total adjustments	42,823	(1,908)
Distributable Earnings	$2,761	$6,143
Basic and Diluted Distributable Earnings per Common Share and Participating Securities	$0.05	$0.10
Basic weighted average common shares and participating securities	61,099,889	61,114,060
Diluted weighted average common shares and participating securities	61,099,889	61,114,060

Alternatively, our Distributable Earnings can also be derived as presented in the table below by starting net interest income adding interest income on Interest-Only Strips accounted for as derivatives and other derivatives, and net interest expense incurred on interest rate swaps and foreign currency swaps and forwards (a Non-GAAP financial measure) to arrive at adjusted net interest income. Then subtracting total expenses, adding non-cash stock based compensation, adding one-time transaction costs, adding amortization of discount on convertible senior notes and adding interest income on cash balances and other income (loss), net:

	Three months ended
(dollars in thousands)	June 30, 2021	March 31, 2021
Net interest income	$6,590	$9,248
Interest income from IOs and IIOs accounted for as derivatives	23	27
Net interest income from interest rate swaps	76	—
Adjusted net interest income	6,689	9,275
Total expenses	(4,591)	(4,518)
Other non-cash adjustments	—	977
Non-cash stock-based compensation	106	182
One-time transaction costs	104	(4)
Amortization of discount on convertible unsecured senior notes	239	245
Interest income on cash balances and other income (loss), net	216	(12)
Income attributable to non-controlling interest	(2)	(2)
Distributable Earnings	$2,761	$6,143

Reconciliation of GAAP Book Value to Non-GAAP Economic Book Value
(dollars in thousands)
(Unaudited)

	June 30, 2021
	$ Amount	Per Share
GAAP Book Value at March 31, 2021	$259,599	$4.27
Common dividend	(3,649)	(0.06)
	255,950	4.21
Portfolio Income (Loss)
Net Interest Margin	6,890	0.11
Realized gain (loss), net	(66)	—
Unrealized gain (loss), net	(42,295)	(0.70)
Net portfolio income (loss)	(35,471)	(0.59)

Operating expenses	(1,918)	(0.03)
General and administrative expenses, excluding equity based compensation	(2,567)	(0.04)
Provision for taxes	(101)	—
GAAP Book Value at June 30, 2021	$215,893	$3.55

Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned
Deconsolidation of VIEs assets	(2,385,216)	(39.22)
Deconsolidation VIEs liabilities	2,249,589	36.99
Interest in securities of VIEs owned, at fair value	119,219	1.96
Economic Book Value at June 30, 2021	$199,485	$3.28

"Economic Book value" is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by adjusting the GAAP book value by 1) adding the fair value of the retained interest or acquired security of the VIEs (RETL 2019, CSMC USA, Arroyo 2019-2 and Arroyo 2020-1) held by the Company, which were priced by independent third party pricing services and 2) removing the asset and liabilities associated with each of consolidated trusts (RETL 2019, CSMC USA, Arroyo 2019-2 and Arroyo 2020-1). Management believes that economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended June 30, 2021 and March 31, 2021:

	Three months ended
	June 30, 2021		March 31, 2021
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$34,605	5.15%	$36,769	5.22%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs(1)	(22,277)	(6.17)%	(23,035)	(6.25)%
Net interest (received) paid - interest rate swaps	(76)	(0.01)%	—	—%
Effective Cost of Funds	$12,252	3.94%	$13,734	4.10%
Weighted average borrowings	$1,248,322		$1,358,620

(1)    Excludes third-party sponsored securitized debt interest expense.